UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2021

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On August 19, 2021, The J. M. Smucker Company (the “Company”) and its subsidiary, Smucker Foods of Canada Corp. (the “Canadian Borrower”), and certain U.S. subsidiaries of the Company designated from time to time as a borrower (“Designated Borrowers”), entered into that certain Revolving Credit Agreement (the “Revolving Credit Agreement”) with the various lenders named therein and Bank of America, N.A., as administrative agent for the lenders (the “Revolving Agent”).

The Revolving Credit Agreement provides for a $2.0 billion unsecured revolving credit facility that matures on the fifth anniversary of the date of such agreement. Borrowings under the facility are available to the Company and Designated Borrowers in U.S. Dollars and Euros and available to the Canadian Borrower in Canadian Dollars. The Company guarantees all obligations of the Canadian Borrower and Designated Borrowers under the Revolving Credit Agreement. Borrowings under the Revolving Credit Agreement will bear interest, at the Company’s option, at either a base rate or a LIBOR rate (in the case of U.S. Dollar-denominated loans), at the CDOR rate (in the case of Canadian Dollar-denominated loans), or at a EURIBOR rate (in the case of Euro-denominated loans), in each case plus an applicable margin. The applicable margins on base rate loans range from 0.00% to 0.425% and the applicable margins on LIBOR, CDOR, and EURIBOR loans range from 0.785% to 1.425%, in each case based on the Company’s long-term unsecured senior debt rating.

Under the terms of the Revolving Credit Agreement, the Company must maintain, as of the last day of each fiscal quarter commencing with the first fiscal quarter ending after the date of the Revolving Credit Agreement, a ratio of EBITDA to interest expense of at least 3.75 to 1.00. Such test is subject to certain exceptions and qualifications set forth in the Revolving Credit Agreement.

The Revolving Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The Revolving Credit Agreement also contains certain customary events of default. Subject to certain funds provisions, if an Event of Default (as defined in the Revolving Credit Agreement) has occurred and is continuing, the Revolving Agent may declare that outstanding loans and any accrued interest and fees are due and payable by the applicable borrower.

Several of the lenders under the Revolving Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody, and trust services for which they receive customary fees and may do so in the future.

A copy of the Revolving Credit Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Revolving Credit Agreement.

Increase in Size of Commercial Paper Program

As previously disclosed in a Current Report on Form 8-K filed on August 7, 2014, the Company entered into a commercial paper program (the “CP Program”) on August 1, 2014 under which the Company may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). On August 19, 2021, the Company increased the amount of Notes that it may issue from time to time under the CP Program to an aggregate amount not to exceed $2.0 billion outstanding at any time. The Notes will have maturities of up to 270 days from date of issue and will not be subject to voluntary prepayment by the Company or redemption prior to maturity. The Notes will rank pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The net proceeds of issuances of the Notes are expected to be used for general corporate purposes. The Company plans to use its revolving credit facility as a liquidity backstop for its borrowings under the CP Program. As of July 31, 2021, the last day of the Company’s most recently completed fiscal quarter, there were $366 million of Notes outstanding under the CP Program.

U.S. Bank National Association will continue to act as the issuing and paying agent under the CP Program. Each of the commercial paper dealers will continue to act as a dealer under the CP Program (each, a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement previously entered into between the Company and each Dealer (each, a “Dealer Agreement”). Each Dealer Agreement contains customary representations, warranties, covenants, and indemnification provisions.

One or more of the Dealers and their respective affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody, and trust services for which they receive customary fees and may do so in the future.

The Notes will not be registered under the Securities Act or state securities laws and may only be offered and sold in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This announcement is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

Item 1.02	Termination of a Material Definitive Agreement.

On August 19, 2021, the Company and the Canadian Borrower repaid their outstanding obligations and terminated the lenders’ lending commitments under that certain Revolving Credit Agreement, dated as of September 1, 2017 (as amended, the “Existing Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent, and the other parties from time to time thereto, and terminated the Existing Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Meeting”) virtually on August 18, 2021, pursuant to the 2021 Proxy Statement and Notice of Annual Meeting of Shareholders sent on or about July 1, 2021 to all shareholders of record at the close of business on June 21, 2021. At the Meeting, 95,086,775 shares were represented in person or by proxy, which constituted a quorum. The final results for each of the matters submitted to a vote of the shareholders at the Meeting are set forth below.

1.	The shareholders elected the following eleven Directors to each serve a one-year term expiring at the 2022 Annual Meeting of Shareholders. The votes on this proposal were as follows:

	Number of Votes
	For	Against	Abstain	Broker Non-Votes
Susan E. Chapman- Hughes	82,933,156	689,385	129,585	11,334,649
Paul J. Dolan	79,085,425	4,482,070	184,631	11,334,649
Jay L. Henderson	82,744,742	788,700	218,684	11,334,649
Kirk L. Perry	82,168,370	1,353,069	230,687	11,334,649
Sandra Pianalto	82,991,073	652,831	108,222	11,334,649
Alex Shumate	81,221,316	2,407,360	123,450	11,334,649
Mark T. Smucker	82,712,874	851,213	188,039	11,334,649
Richard K. Smucker	80,436,734	2,927,350	388,042	11,334,649
Timothy P. Smucker	81,875,776	1,661,978	214,372	11,334,649
Jodi L. Taylor	82,897,222	724,768	130,136	11,334,649
Dawn C. Willoughby	82,985,136	652,147	114,843	11,334,649

2.

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
86,785,284	8,130,704	170,787	—

3.	The shareholders approved, on an advisory basis, the Company’s executive compensation, as disclosed in the Company’s 2021 Proxy Statement. The votes on this proposal were as follows:

Number of Votes
For	Against	Abstain	Broker Non-Votes
76,880,334	6,256,872	614,920	11,334,649

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

10.1	Revolving Credit Agreement, dated as of August 19, 2021, by and among The J. M. Smucker Company, Smucker Foods of Canada Corp., Bank of America, N.A., as Administrative Agent, and the several financial institutions and U.S. subsidiaries of the Company from time to time party thereto.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: August 19, 2021
	By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Chief Legal and Compliance Officer and Secretary

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